Exhibit 99.1

Morgan Stanley

Small Cap Executive Conference

June 14, 2006

Forward-Looking Statements

The information furnished in this presentation contains “forward-looking statements” within the meaning of the Federal Securities laws. Forward-looking statements include projections, estimates, expectations, forecasts, plans and objectives, and are based on assumptions, estimates and risk analysis made by management of Dril-Quip in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this presentation. Although Dril-Quip believes that all such statements contained in this presentation are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Dril-Quip’s control that could affect Dril-Quip’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this presentation. Please refer to Dril-Quip’s filings with the SEC for additional discussion of risks and uncertainties that may affect Dril-Quip’s actual future results. Dril-Quip undertakes no obligation to update the forward-looking statements contained herein.

Company Overview

Founded in 1981 and listed on the NYSE in 1997, Dril-Quip designs, manufactures, and markets proprietary equipment used in the exploration and production of oil and gas reserves throughout the world.

•	Profitable every year since 1983

•	100% internally generated growth

•	Co-CEO’s have over 100 years of combined industry experience

Experienced Management Team

LARRY REIMERT Co-CEO	GARY SMITH Co-CEO	MIKE WALKER Co-CEO

• Engineering	• Sales	• Manufacturing

• Product	• Service	• Facilities
Development	• Administration	• Purchasing

• Finance

JERRY BROOKS CFO

Strong Growth Profile

•	Pure Play on Rapidly Growing Offshore Market

•	Significant Operating Leverage to Up-Cycle

•	Vertically Integrated, Low Cost Manufacturer

•	Available Capacity to Capitalize on the Market

•	Consistent Track Record of New Product Innovation

•	Highly Motivated, Experienced Management Team

Strong Global Presence

Worldwide offices located near key demand centers

Supplier to Key Offshore Operators

Products and Services Summary

Products
Subsea Equipment	Surface Equipment	Offshore Rig Equipment

• Subsea Wellheads	• Platform Wellheads	• Wellhead Connectors

• Mudline Suspension	• Platform Trees	• Diverters

• Specialty Connectors		• Drilling Riser

• Tieback Connectors		• Completion Riser

• Subsea Trees	Services

• Production Risers

• Template Systems	• Reconditioning

• Liner Hangers	• Rental Tools

• Subsea Control Systems	• Field Installation

• Subsea Manifolds

Product Utilization / Installations

1	Specialty Connectors

2	Mudline Suspension

3	Surface Wellheads

4	Surface Trees

5	Subsea Wellheads

6	Wellhead Connectors

7	Subsea Trees

8	Completion Riser

9	Drilling Riser

10	Production Riser

11	Diverters

12	Tie-Back Connectors

13	Template Systems

14	Liner Hangers

15	Control Systems

16	Subsea Manifolds

Selected Products

Drilling Riser

Subsea Trees

Tie-Back Connector

Subsea Controls

Diverter

Selected Products

Subsea Wellhead

Subsea Manifold

Surface Tree

Surface Wellhead

Surface Wellhead and Tree

World Oil Consumption and Spare Capacity

Source: Energy Information Administration

Offshore Rig Count

Current [1]	Jackups	Semis	Drillships	Total
Active	360	153	34	547
Non-Active	30	10	3	43

Total Supply	390	163	37	590
Newbuilds [2]
2006	11	—	—	11
2007	21	—	1	22
2008	25	15	2	42
2009+	7	10	1	18

Total	64	25	4	93

[1]Source: ODS Petrodata March 02, 2006	[2]Source: Morgan Stanley Research May 29, 2006

Deepwater (500m+) Growth

•	Focus on deepwater regions as the primary remaining source of large incremental reserves

•	Pressure on majors to invest growing cash balances to replace reserves

Oil and Gas Production

Source:    Douglas-Westwood — World Offshore

                Oil and Gas Forecast (2005)

Subsea Tree Forecast (Well Completions)

Source:     Quest Offshore Resources, Inc. (August 2005)

                  Normalized Case

Floating Production Units Forecast

(New Installations)

Source:     Quest Offshore Resources, Inc. (August 2005)

                  All Opportunities Case

Growth Strategy

•	Increase market share - existing products

•	Continued introduction of new products

•	Pursue large integrated projects

•	Expand into new geographic areas

Manufacturing Locations

Houston Eldridge (218 ac. / 886,500 sq.ft.)

Houston Hempstead (15 ac. / 175,000 sq.ft.)

Aberdeen (14 ac. / 192,000 sq.ft.)

Singapore (3.4 ac. / 56,140 sq.ft.)

Brazil (10.0 ac. / 35,400 sq.ft.)

Houston Eldridge Manufacturing Facility

Vertically Integrated Manufacturing

Forge / Heat Treat

Houston Finish Machine Shop

Machine Rebuild Photos

Before

Warner & Swasey SC-28’s

After

Warner & Swasey SC-28’s

Used machines rebuilt in-house to as new condition = lower capitalization costs

Manufacturing Capacity

•	2006 First Quarter average machinists per machine was 1.17

•	2006 First Quarter revenue was $98.2mm

Consistent Track Record of Growth

Demonstrated Track Record of Growth

Proven Track Record of Profitability

*	Net Income divided by Revenue

Quarterly Track Record of Profitability

*	Net Income divided by Revenue

Condensed Consolidated Statements of Income

		Quarter Ended March 31,
(Millions of USD)		2005		2006
Revenues		$70.0		$98.2
Cost and Expenses:
Cost of sales	69.9%	48.9	58.1%	57.1
S,G&A expenses		9.5		11.2
Engineering expenses		5.0		4.9

		63.4		73.2

Operating Income	9.4%	$6.6	25.5%	$25.0

Condensed Consolidated Balance Sheets

(Millions of USD)	Mar. 31, 2005	Mar. 31, 2006
Assets
Current assets	$203	$322
Property, plant and equipment, net	114	119

Total assets	$317	$441

Liabilities and Stockholders’ Equity
Current liabilities	$57	$75
Long-term debt	30	3
Deferred taxes	7	6

Total liabilities	94	84
Stockholders’ equity	223	357

	$317	$441

Capitalizing on the Up-Market

•	Pure Play on Rapidly Growing Offshore Market

•	Significant Operating Leverage to Up-Cycle

•	Vertically Integrated, Low Cost Manufacturer

•	Available Capacity to Capitalize on the Market

•	Consistent Track Record of New Product Innovation

•	Highly Motivated, Experienced Management Team

Strong Growth Profile